
               CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
             COMPUTATION OF NET INCOME PER COMMON SHARE
                 For the three months ended June 30,
                             (Unaudited)



                                             (In thousands, except share
                                                and per share amounts)

                                                 1995            1994
                                              -----------    -----------
PRIMARY

Net income applicable to common stock         $    13,490    $    12,268
                                              -----------    -----------
Weighted average number of shares of
  common stock outstanding during the
  period                                       22,418,508      22,399,091

Common stock under stock option grants             12,198          21,556
                                              -----------     -----------
  Average shares                               22,430,706      22,420,647
                                              -----------     -----------
Primary net income per common share           $      0.60     $      0.55
                                              ===========     ===========

FULLY DILUTED

Net income applicable to common stock         $   13,490      $   12,268

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax         369             372
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                       (42)            (51)
    Add tax benefit associated with dividends
     paid on allocated common shares                  45              30
                                              ----------      ----------
Adjusted income applicable to common stock    $   13,862      $   12,619
                                              ----------      ----------

Weighted average number of shares of
  common stock outstanding during the
  period                                      22,418,508      22,399,091

Number of equivalent common shares
  attributable to ESOP                         1,415,515       1,426,502

Common stock under stock option grants            12,198          21,556
                                              ----------      ----------
  Average shares                              23,846,221      23,847,149
                                              ----------      ----------
Fully diluted net income per common share     $     0.58      $     0.53
                                              ==========      ==========

                     CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                         For the six months ended June 30,
                                   (Unaudited)



                                             (In thousands, except share
                                                and per share amounts)

                                                 1995            1994
                                              -----------     -----------
PRIMARY

Net income applicable to common stock         $    21,072     $    20,349
                                              -----------     -----------
Weighted average number of shares of
  common stock outstanding during the
  period                                       22,411,970      22,395,991

Common stock under stock option grants             13,313          21,943
                                              -----------      -----------
  Average shares                               22,425,283       22,417,934
                                              -----------      -----------
Primary net income per common share           $      0.94      $      0.91
                                              ===========      ===========

FULLY DILUTED

Net income applicable to common stock         $    21,072      $   20,349

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax          737             744
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                        (92)           (111)
    Add tax benefit associated with dividends
     paid on allocated common shares                   85              56
                                              -----------     -----------
Adjusted income applicable to common stock    $    21,802     $    21,038
                                              -----------     -----------
Weighted average number of shares of
  common stock outstanding during the
  period                                       22,411,970      22,395,991

Number of equivalent common shares
  attributable to ESOP                          1,417,085       1,428,109

Common stock under stock option grants             13,363          22,236
                                              -----------     -----------
  Average shares                               23,842,418      23,846,336
                                              -----------     -----------
Fully diluted net income per common share     $      0.91     $      0.88
                                              ===========     ===========
